Exhibit 1.01

                             BROKER-DEALER AGREEMENT

     THIS BROKER-DEALER AGREEMENT (the "Agreement") is entered into as of the 6th day of October, 2000, by and between Medical Capital Management, Inc., a Delaware corporation (the "Issuer"), and First Securities USA, Inc., a Nevada corporation (the "Broker-Dealer" and together with the Issuer, the "Parties") for the purpose of engaging Broker-Dealer to offer, sell and distribute certain secured notes (the "Notes") of the Issuer on a best-efforts basis (the "Offering"), as hereinafter provided.

                                    RECITALS

     WHEREAS, Broker-Dealer is a securities dealer certified with the State of Florida, registered with the Securities Exchange Commission ("SEC"), is a member of the National Association of Securities Dealers, Inc. ("NASD") and has experience in the sale and distribution of securities similar to the Notes; and

     WHEREAS, The Issuer has prepared a certain note issuance and security agreement and has filed a Registration Statement on Form SB-2, including the prospectus (the "Prospectus") contained therein (together with the Prospectus, the "Registration Statement") under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the "Act") relating to the Offering; and

     WHEREAS, Broker-Dealer desires to sell and distribute the Notes on behalf of Issuer on a best-efforts basis.

     NOW,   THEREFORE,   in   consideration   of  their  mutual   covenants  and
undertakings, the Parties do hereby agree as follows:

     SECTION 1. SERVICES OF BROKER-DEALER. Broker-Dealer, through its agents and sales employees, agrees to use its best efforts to sell and distribute the Notes to prospective investors pursuant to the terms of the Offering. No sales will be made prior to the Registration Statement being declared effective (the "SEC Effective Date") by the SEC or prior to the Notes being registered for sale under the Blue Sky Laws of each respective state in which offers or sales of the Notes are being made, as set forth on Schedule A hereto. Notes will be offered in aggregate principal amount of up to $75,000,000 for sale to investors with a minimum purchase by each investor of $5,000 in aggregate principal amount and additional incremental purchases $1,000 over that minimum amount, per investor.

     SECTION 2. EFFECTIVE TERM. This Agreement shall be effective as of the date first above written (the "Effective Date") and shall continue in effect until the earlier of (a) one year from the Effective Date, unless extended by the mutual written consent of the Parties, or (b) the expiration, cancellation or withdrawal of the Offering.

     SECTION 3. OBLIGATIONS OF BROKER-DEALER.

          (a)  BEST  EFFORTS  BASIS.   The  Notes  will  be  sold  solely  on  a
     best-efforts basis. Broker-Dealer makes no warranty as to its ability to sell and distribute any minimum dollar amount of Notes. In this context, "best-efforts" means that Broker-Dealer will staff the sales effort of the
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     Notes  in a  manner  not  less  favorable  than  other  projects  in  which
     Broker-Dealer has undertaken to sell securities on a "best-efforts" basis.

          (b) INVESTOR SUITABILITY. Broker-Dealer shall offer and sell the Notes only to investors who Broker-Dealer in good faith believes meet the suitability standards prescribed by the rules of the NASD. Broker-Dealer shall use its reasonable efforts to ascertain the suitability of all prospective investors, as required by the rules of the NASD.

          (c) REGISTRATION STATEMENT. Broker-Dealer acknowledges that the Offering is being made pursuant to a Registration Statement filed with the SEC under the Act and will comply with the prospectus delivery requirements of the Act when selling the Notes.

          (d) MINIMUM PURCHASE. Broker-Dealer shall not sell fewer than $5,000 in aggregate principal amount of Notes to any one purchaser without the prior written consent of Issuer.

          (e) RECORDS. Broker-Dealer shall deliver to Issuer copies of all records relevant to the sale of Notes, which records shall include, but not be limited to, subscription agreements and investor data records relating to purchases of Notes.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to Broker-Dealer that upon execution of this Agreement and on the SEC Effective Date:

          (a) The Registration Statement is true, complete and correct and does not contain any untrue statement of a material fact or omit to state a material fact required by any applicable law or regulation or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

          (b) The Issuer is validly organized, existing and in good standing, and this Agreement has been duly authorized, executed and delivered by the Issuer; and

          (c) The performance of this Agreement will not violate or constitute a default under the terms of any agreement or arrangement to which the Issuer is a party.

     SECTION 5. REPRESENTATIONS AND WARRANTIES OF BROKER-DEALER. Broker-Dealer represents and warrants to the Issuer that upon execution of this Agreement and at all times during the term of this Agreement:

          (a) Broker-Dealer is validly organized, existing and in good standing in its state of incorporation, and that this Agreement has been duly authorized, executed and delivered by Broker-Dealer;

          (b) The performance of this Agreement will not violate or constitute a
     default  under  the  terms  of  any  agreement  or   arrangement  to  which
     Broker-Dealer or any of its affiliates is a party;

          (c) Broker-Dealer is a member in good standing of the NASD;

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          (d) Broker-Dealer is a registered  broker-dealer under the Act and the
     Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Exchange Act"); and

          (e) Broker-Dealer is registered with and has obtained all licenses and consents necessary to sell the Notes in each state in which Broker-Dealer is offering the Notes for sale.

     SECTION 6. COVENANTS. Issuer covenants and agrees, for the specific benefit of Broker-Dealer, that:

          (a) If at any time an event shall have occurred as a result of which the Registration Statement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement in order to comply with applicable law, Issuer shall notify Broker-Dealer promptly in writing and will prepare and deliver to Broker-Dealer an appropriate amendment or supplement; and

          (b) The Issuer shall notify Broker-Dealer promptly, in writing, of any material adverse change in the financial condition or business of Issuer.

     SECTION 7. INDEMNIFICATION. Broker-Dealer shall indemnify and hold harmless the Issuer against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys' fees and costs of investigation) to which the Issuer may become subject insofar as such losses, claims, damages, liabilities, or expenses arise out of or are based upon:

          (a) Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement to the extent, and only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of Broker-Dealer specifically for use with reference to the Registration Statement in the preparation of the Registration Statement;

          (b) The violation by Broker-Dealer, or any of its employees, agents, independent contractors or other personnel of any of the provisions of the Act or the Exchange Act, or other applicable law; or

          (c) The sale of the Notes to any investor who does not meet the suitability standards required by the rules of the NASD. The obligations of the Parties to this Agreement under the preceding indemnification provisions shall be in addition to any liability which they otherwise may have.

     SECTION 8. WITHDRAWAL. Broker-Dealer, in its sole discretion, may withdraw from its participation in the Offering and this Agreement without penalty at any time upon 48-hours written notice to the Issuer, if, after diligently reviewing the contents of the Registration Statement, the Broker-Dealer finds that there

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exist  terms or  assumptions  which do not  fairly  represent  the  facts of the
Offering or the Issuer's business to prospective investors.

     SECTION 9. COMPENSATION. Issuer shall compensate Broker-Dealer in an amount equal to 3.5% to 10% of the principal amount of the Notes sold by that Broker-Dealer, as set forth on Exhibit A. Said compensation shall be due and payable within ten days of receipt of good funds by the Issuer as payment in full of the purchase price of the Notes sold by the Broker-Dealer.

     SECTION 10. CONFIDENTIALITY/NON-DISCLOSURE. All business, financial and other proprietary information given by any Party to the other in connection with the Offering shall be received in confidence and used only for the purposes of the Offering. The Parties shall undertake reasonably appropriate safeguards to assure the non-dissemination of such information to third parties. Broker-Dealer shall not make any disclosures or representations regarding the Issuer or the Offering in connection with the sales of the Notes other than those contained in the Registration Statement.

     SECTION 11. SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement shall be continuing representations, warranties, covenants and agreements and shall survive and remain in full force and effect after the Effective Date, the SEC Effective Date and the closing of the sales of the Notes. No investigation by or on behalf of any party to this Agreement shall constitute a waiver of any representation, warranty, covenant or agreement contained herein.

     SECTION 12. NO WAIVER. The failure on the part of any party to this Agreement to exercise, or the delay in the exercise of, any right, power or remedy hereunder shall not operate as a waiver thereof. Any single or partial exercise of any right, power or remedy hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     SECTION 13. ENFORCEABILITY. If any provision or any portion of any provision of this Agreement is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the enforceable portion of any such provision and the remaining provisions of this Agreement shall not be adversely affected thereby.

     SECTION 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     SECTION 15. NOTICES. All notices, requests, demands and communications that are required, provided for or contemplated in this Agreement must be in writing and will be deemed to have been given when personally delivered to the party to whom addressed or 48 hours after deposit in any United States post office, sent by registered or certified mail, return receipt requested, postage prepaid to the Parties at the following addresses:

     If to Issuer:           Medical Capital Management, Inc.
                             5190 Neil Road
                             Reno, Nevada 89502
                             Attn: Sid Field, Chief Executive Officer

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     If to Broker-Dealer:    First Securities USA, Inc.
                             26750 US Highway 19 North
                             Clearwater, FL 33761
                             Attn: Kim Halliburton, President

     SECTION 16. DISPUTE RESOLUTION. Any controversy or dispute arising out of or in connection with this Agreement shall be resolved exclusively by the American Arbitration Association of Los Angeles, which decision shall be binding.

     SECTION 17. ATTORNEYS' FEES. In the event of any litigation or other dispute resolution between the parties to enforce any provision of this Agreement or otherwise with respect to the subject matter hereof (including any bankruptcy proceeding), the unsuccessful party in such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys' fees incurred by the successful party.

     SECTION 18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understanding of the Parties in connection therewith. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties hereto.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

                                        MEDICAL CAPITAL MANAGEMENT, INC.


                                        By: /s/ Joseph J. Lampariello
                                            ------------------------------------
                                            Joseph J. Lampariello,  Chief
                                            Operating Officer


                                        BROKER DEALER


                                        FIRST SECURITIES USA, INC.

                                        By: /s/ Kim Halliburton
                                            ------------------------------------
                                            Kim Halliburton, President

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                                   EXHIBIT A

                           TO: BROKER-DEALER AGREEMENT

     This Agreement provides for the following commission rate structure based on the class of Note sold.

         CLASS A  - Commission paid at the rate of   3.5%

         CLASS B  - Commission paid at the rate of   6.5%

         CLASS C  - Commission paid at the rate of   8.5%

         CLASS D  - Commission paid at the rate of   10%